                     FIRST SUNAMERICA LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY
                           Scott H. Richland, Director

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints CHRISTINE A. NIXON, MALLARY L. REZNIK and MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which FIRST SUNAMERICA LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to
(i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws;
(iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

REGISTRANT NAME                            FILE NO.
---------------                    ----------------------
FS Variable Separate Account       033-85014 / 811-08810
                                   333-101487 / 811-08810
                                   333-45946 / 811-08810
                                   333-102137 / 811-08810
                                   333-128124 / 811-08810
                                   333-143999 / 811-08810
                                   333-146491 / 811-08810
                                   333-146429 / 811-08810
                                   333-146434 / 811-08810
                                   333-146433 / 811-08810
                                   333-147008 / 811-08810
                                   333-157198 / 811-08810

FS Variable Annuity Account One    033-39888 / 811-06313

FS Variable Annuity Account Two    033-81470 / 811-08624

FS Variable Annuity Account Five   333-118218 / 811-08369
                                   333-116026 / 811-08369
                                   333-146455 / 811-08369
                                   333-146452 / 811-08369
                                   333-147681 / 811-08369

FS Variable Annuity Account Nine   333-118225 / 811-21230

IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 24th day of June, 2010.


                                        /S/ SCOTT H. RICHLAND
                                        --------------------------------
                                        Scott H. Richland, Director

State of California)
County of Los Angeles) ss.:

On the 24th day of June in the year 2010 before me, the undersigned, personally appeared Scott H. Richland, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


/S/ VIRGINIA PUZON
-------------------------------------
Signature and Office of individual
taking acknowledgment

Virginia N. Puzon
Notary Public - California
Los Angeles County